EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-3 of our report dated March 8, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended December 29, 2001.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
July 11, 2002

6